Exhibit 99.1
Foghorn Therapeutics Announces CFO Departure
CAMBRIDGE, Mass. -- (GLOBE NEWSWIRE) – January 03, 2024 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical-stage biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression, today announced that Chief Financial Officer, Allan Reine will be departing the Company to pursue another opportunity.
“I want to thank Allan for his leadership and commitment during his time at Foghorn”, said Adrian Gottschalk, President and Chief Executive Officer of Foghorn. “He has been a valued member of our leadership team, and we wish him well in the future.”
The Company has commenced a formal search for a successor. Dr. Reine’s last day as a full-time employee with Foghorn will be January 16, 2024.

About Foghorn Therapeutics
Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary, scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying, and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology. Visit our website at www.foghorntx.com for more information on the Company, and follow us on X (formerly Twitter) and LinkedIn.
Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements are identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.
Contacts:
Karin Hellsvik, Foghorn Therapeutics Inc. (Media)
khellsvik@foghorntx.com
Greg Dearborn, Foghorn Therapeutics Inc. (Investors)
gdearborn@foghorntx.com
Michael Lampe, ScientPR (Media)
michael@scientpr.com

Exhibit 99.1
Hans Vitzthum, LifeSci Advisors (Investors)
hans@lifesciadvisors.com